Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Leap Therapeutics, Inc. on Form S-8 to be filed on or about February 6, 2023 of our report dated March 11, 2022, on our audits of the consolidated financial statements as of December 31, 2021 and 2020 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 11, 2022.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

February 3, 2023